SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: October 20, 2008
(Date of earliest event reported)

VERSADIAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28195	11-3535204
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

305 Madison Avenue, New York, NY	10165
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code  (212) 986-0886

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 20, 2008 Innopump, Inc., our wholly owned subsidiary, entered into an unsecured loan agreement with Sea Change Group, LLC (“Sea Change”). Sea Change is the sublicensor to us of the patented technology used in the manufacture of our proprietary products. The loan is for a principal amount of $3,445,750, matures on June 29, 2009, bears interest at the rate of one and eighty three hundredths percent (1.83%) per month payable in arrears on the first day of each month and obligates us to pay a facility fee of $400,000 at maturity, a commitment fee of $250,000 upon execution of the loan and an in kind monitoring fee in the amount of $100,000 per month for five (5) consecutive months commencing on November 1, 2008 and terminating on March 1, 2009 payable at maturity. The loan is not prepayable before March 1, 2009.

In order to provide such funds, Sea Change entered into a loan transaction with a third party lender. Innopump’s payment obligations under the terms of its loan agreement with Sea Change are equivalent to Sea Change’s payment obligations to its lender with the consequence that all loan payments made by Innopump to Sea Change will in turn be paid by Sea Change to its lender.

Further, in order to obtain the loan, Sea Change required the cooperation of Gerhard Brugger, who is the licensor to Sea Change of the patented technology sublicensed to us. Sea Change, in consideration for Mr. Brugger’s cooperation, agreed to provide cash collateral for its payment obligations to Mr. Brugger under its License Agreement of $895,750, which we agreed to fund out of the loan proceeds. Where we comply with the terms of our loan agreement with Sea Change, this amount shall be a credit against our obligations. No changes were made in our sublicense agreement with Sea Change in connection with this loan.

Sea Change is an affiliate of ours as members of our Board of Directors own approximately 69% of the outstanding membership interests of Sea Change. Proceeds from the loan will enable us to continue to conduct our operations, allowing us to fulfill outstanding orders and remain in good standing with our vendors.

Reference is hereby made to the Loan Agreement annexed hereto as Exhibit 10.1 for more detailed information regarding the loan transaction including, but not limited to, the events of default and indemnification provisions.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

(a) See information set forth in Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1 Loan Agreement dated October 20, 2008 between Sea Change Group, LLC and Innopump, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSADIAL, INC.

Date: October 24, 2008

	By:	/s/ Geoffrey Donaldson

Geoffrey Donaldson
Chief Executive Officer